File No. 333-40491
                                                                 Rule 424(b)(3)


                  PROSPECTUS SUPPLEMENT DATED NOVEMBER 9, 1999
                       TO PROSPECTUS DATED JANUARY 9, 1998

         The disclosure in the table and related footnotes on page 15 under the heading "Selling Security Holders", shall be amended to reflect the transfer from Infinity Emerging Opportunities Limited of 6,061 warrants as follows:

                                                                             No. of Shares
                                No. of Shares          No. of Shares         of Common
                                of Common              of Common             Stock Benefi-           Ownership
Name of Selling                 Stock Benefi-          Stock Offered         cially Owned            After
Security Holder                 cially Owned           Hereby                After Offering          Offering
--------------------------------------------------------------------------------------------------------------
Infinity Emerging Holdings
Subsidiary Limited(2)                 6,061                6,061                    0                     0







